Perrigo Company plc Reports Record Quarterly Revenue and Adjusted Operating Income Despite Weak Retail and Cough, Cold and Flu Seasons

DUBLIN, May 7, 2014 /PRNewswire/ --

  Fiscal third quarter net sales increased 9% year-over-year to a record $1,004 million.
  Fiscal third quarter adjusted net income increased 31% to $176 million, or $1.31 per diluted share; GAAP net income of $48 million, or $0.36 per diluted share, includes amortization expense and restructuring charges.
  Fiscal third quarter adjusted operating income increased 16% to a record $241 million, a 140 basis point expansion as a percent to sales, with GAAP operating income of $103 million.
  Record adjusted gross margin of 41.4%, with GAAP gross margin of 31.4%.
  Given the weak retail season and the relatively weak cough, cold and flu season, management now expects full-year fiscal 2014 adjusted earnings range of $6.15 to $6.30 per diluted share and reported earnings of between $1.76 and $1.91 per diluted share.

Perrigo Company plc (NYSE: PRGO; TASE: PRGO) today announced results for its three months ended March 29, 2014.

Perrigo's Chairman, President and CEO Joseph C. Papa commented, "This was both a very active as well as challenging quarter. We launched over 35 new products, rapidly executed our integration plan for Elan to accelerate long-term savings, including the transfer of ELND005, and acquired a number of over-the-counter ("OTC") products in Australia and New Zealand. Despite a weak retail environment with slow foot traffic and a relatively weak cough, cold and flu season, we crossed the billion dollar revenue mark for the first time in any quarter in our history. The Rx team launched several exciting new products, while the Nutritionals team launched its first branded vitamin product, insync®. These accomplishments, among many others, are testament to the dedication of every employee at Perrigo."

Refer to Tables I, II and III at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Third Quarter Ended	Third Quarter Ended	YoY
	3/29/2014	3/30/2013	% Change
Net Sales	$1,004.2	$919.8	9%
Reported Net Income	$48.1	$111.9	-57%
Adjusted Net Income	$176.2	$134.0	31%
Reported Diluted EPS	$0.36	$1.18	-70%
Adjusted Diluted EPS	$1.31	$1.42	-8%
Diluted Shares	134.3	94.5	42%

Third Quarter Results

Net sales in the quarter were $1,004 million, an increase of 9% over the third quarter of fiscal 2013, driven primarily by $77 million in sales attributable primarily to the Elan Corporation plc ("Elan"), Rosemont Pharmaceuticals, Ltd. ("Rosemont"), Fera Pharmaceuticals, LLC ("Fera"), and Velcera, Inc. ("Velcera") acquisitions and new product sales of $60 million. Excluding charges as outlined in Table I at the end of this release, third quarter fiscal 2014 adjusted net income increased 31% to $176 million or $1.31 per diluted share. Reported net income was $48 million, or $0.36 per diluted share. The difference between the reported net income and adjusted net income was attributable primarily to amortization expense and restructuring charges.

Consumer Healthcare

Consumer Healthcare Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Third Quarter Ended	Third Quarter Ended	YoY
	3/29/2014	3/30/2013	% Change

Net Sales	$537.3	$536.8	—%
Reported Gross Profit	$169.0	$176.6	-4%
Adjusted Gross Profit	$172.5	$180.1	-4%
Reported Operating Income	$84.4	$95.9	-12%
Adjusted Operating Income	$91.3	$101.0	-10%

Reported Gross Margin	31.5%	32.9%	-140 bps
Adjusted Gross Margin	32.1%	33.5%	-140 bps
Reported Operating Margin	15.7%	17.9%	-220 bps
Adjusted Operating Margin	17.0%	18.8%	-180 bps

Consumer Healthcare segment net sales were $537 million, reflecting an increase in sales of existing products of $17 million (smoking cessation and dermatologic categories), new product sales of approximately $12 million and $6 million attributable to the recent acquisitions of Velcera and OTC products acquired from Aspen Global Inc. These combined increases were offset by a decline of $36 million in sales of existing products (cough/cold, contract manufacturing and analgesics categories) due primarily to a weak retail environment, a relatively weak cough/cold and flu season and the return to market of a national branded competitor.

Gross margin contracted 140 bps due to an under absorption of fixed production costs on lower volume output versus last year.

Nutritionals

Nutritionals Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Third Quarter Ended	Third Quarter Ended	YoY
	3/29/2014	3/30/2013	% Change

Net Sales	$137.8	$133.3	+3%
Reported Gross Profit	$35.2	$31.0	+14%
Adjusted Gross Profit	$38.3	$34.0	+13%
Reported Operating Income	$7.3	$7.0	+5%
Adjusted Operating Income	$16.6	$14.3	+16%

Reported Gross Margin	25.6%	23.2%	+240 bps
Adjusted Gross Margin	27.8%	25.5%	+230 bps
Reported Operating Margin	5.3%	5.2%	+10 bps
Adjusted Operating Margin	12.1%	10.7%	+140 bps

The Nutritionals segment reported third quarter net sales of $138 million, compared with $133 million a year ago, an increase of more than 3%. New product sales of $7 million and an increase in existing product sales of $4 million were partially offset by $6 million in discontinued products.

Third quarter gross margin expansion was due primarily to improved operating efficiencies versus this time last year.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Third Quarter Ended	Third Quarter Ended	YoY
	3/29/2014	3/30/2013	% Change

Net Sales	$223.4	$189.4	+18%
Reported Gross Profit	$112.9	$96.5	+17%
Adjusted Gross Profit	$130.2	$109.6	+19%
Reported Operating Income	$77.0	$73.4	+5%
Adjusted Operating Income	$100.3	$86.6	+16%

Reported Gross Margin	50.5%	51.0%	-50 bps
Adjusted Gross Margin	58.3%	57.9%	+40 bps
Reported Operating Margin	34.5%	38.8%	-430 bps
Adjusted Operating Margin	44.9%	45.7%	-80 bps

The Rx Pharmaceuticals segment third quarter net sales increased 18% to $223 million due primarily to new product sales of $33 million and $17 million in sales related to the Rosemont and Fera acquisitions, partially offset by a decrease in existing product sales of $9 million and $8 million in discontinued products.

The adjusted gross margin increased due primarily to acquisitions and favorable product mix, while the adjusted operating margin was impacted by investments to grow our specialty sales force and incremental operating expenses from acquisitions.

API

API Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Third Quarter Ended	Third Quarter Ended	YoY
	3/29/2014	3/30/2013	% Change

Net Sales	$32.0	$41.1	-22%
Reported Gross Profit	$14.0	$20.9	-33%
Adjusted Gross Profit	$14.5	$21.4	-32%
Reported Operating Income	$6.8	$11.7	-43%
Adjusted Operating Income	$7.3	$12.2	-40%

Reported Gross Margin	43.6%	50.9%	-730 bps
Adjusted Gross Margin	45.3%	52.1%	-680 bps
Reported Operating Margin	21.0%	28.5%	-750 bps
Adjusted Operating Margin	22.7%	29.7%	-700 bps

The API segment's third quarter net sales declined to $32 million due primarily to a decrease in sales of existing products of $17 million as a result of increased competition on certain products, partially offset by $8 million in new product sales.

Margins contracted due primarily to product mix, lower volumes resulting in lower absorption of fixed costs and increased investments.

Specialty Sciences

Specialty Sciences Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)

Fiscal 2014
Third Quarter Ended
3/29/2014

Net Sales	$53.4
Reported Gross Loss	-$22.9
Adjusted Gross Profit	$53.4
Reported Operating Loss	-$54.5
Adjusted Operating Income	$38.7

Reported Gross Margin	-42.9%
Adjusted Gross Margin	100.0%
Reported Operating Margin	-102.1%
Adjusted Operating Margin	72.5%

During the third quarter, the Company recognized $53 million of revenue related to global sales of Multiple Sclerosis drug Tysabri®, which is manufactured and distributed by Biogen Idec, Inc.

Reported gross and operating losses were impacted by $76 million of amortization expense and $18 million of restructuring charges, respectively. Operating expenses included R&D investments related to the ELND005 clinical program and other administrative costs.

Closing

Chairman, President and CEO Joseph C. Papa concluded, "Although this was a difficult quarter, we will continue to invest for the long-term by focusing on our new product pipeline and optimizing our global supply chain to support our mission of providing quality healthcare at affordable prices. Despite the challenges of this quarter, we remain upbeat as the megatrends in our durable business model remain unchanged, highlighted by the increasing number of products switching from prescription to OTC status. For that reason, we remain confident in our ability to make healthcare more affordable for consumers around the globe."

Excluding the charges outlined in Table III at the end of this release, the Company now expects fiscal 2014 adjusted earnings to be between $6.15 and $6.30 per diluted share as compared to $5.61 in fiscal 2013. This range implies a year-over-year growth rate in adjusted earnings of 10% to 12% over fiscal 2013's adjusted earnings per diluted share. The Company also expects fiscal 2014 reported earnings to be between $1.76 and $1.91 per diluted share as compared to $4.68 in fiscal 2013.

The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #32240829. A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) Wednesday, May 7, until midnight Friday, May 23, 2014. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 32240829.

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, nutritional products and active pharmaceutical ingredients (API), and has a specialty sciences business comprised of assets focused on the treatment of Multiple Sclerosis. The Company is the world's largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo's mission is to offer uncompromised "Quality Affordable Healthcare Products®," and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this report are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this report, including certain statements contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology.

Please see Item 1A of the Form 10-K, which the Company is the successor registrant, for the year ended June 29, 2013 and Part II, Item 1A of the Company's Form 10-Q for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013

Net sales	$1,004.2	$919.8	$2,916.6	$2,572.6
Cost of sales	689.2	588.4	1,884.7	1,648.8
Gross profit	315.0	331.4	1,031.9	923.8

Operating expenses
Distribution	13.9	12.6	41.2	35.0
Research and development	44.7	28.5	114.5	84.2
Selling	52.5	49.1	150.0	129.6
Administration	81.1	62.6	314.2	176.0
Write-off of in-process research and development	—	—	6.0	—
Restructuring	19.5	—	36.5	—
Total operating expenses	211.7	152.8	662.4	424.8

Operating income	103.3	178.6	369.5	499.0

Interest, net	26.2	16.1	77.3	47.2
Other expense, net	1.7	0.8	6.8	0.8
Loss on sales of investments	12.7	1.6	12.7	4.7
Loss on extinguishment of debt	—	—	165.8	—
Income before income taxes	62.7	160.1	106.9	446.3
Income tax expense	14.6	48.2	33.5	122.8
Net income	$48.1	$111.9	$73.4	$323.5

Earnings per share
Basic earnings per share	$0.36	$1.19	$0.67	$3.45
Diluted earnings per share	$0.36	$1.18	$0.67	$3.42

Weighted average shares outstanding
Basic	133.7	94.0	108.9	93.8
Diluted	134.3	94.5	109.4	94.4

Dividends declared per share	$0.105	$0.09	$0.285	$0.26

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Net income	$48.1	$111.9	$73.4	$323.5
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	(1.0)	1.6	(11.6)	8.3
Foreign currency translation adjustments	6.2	4.8	59.3	38.2
Change in fair value of investment securities, net of tax	10.5	0.3	5.7	1.3
Post-retirement and pension liability adjustments, net of tax	—	—	(0.1)	—
Other comprehensive income, net of tax	15.7	6.7	53.3	47.8
Comprehensive income	$63.8	$118.6	$126.7	$371.3

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 29, 2014	June 29, 2013
Assets
Current assets
Cash and cash equivalents	$609.4	$779.9
Investment securities	7.7	—
Accounts receivable, net of allowance for doubtful accounts of $2.8 million and $2.1 million, respectively	793.1	651.9
Inventories	693.5	703.9
Current deferred income taxes	66.1	47.1
Income taxes refundable	74.4	6.1
Prepaid expenses and other current assets	60.2	48.0
Total current assets	2,304.4	2,236.9
Property and equipment	1,407.5	1,290.4
Less accumulated depreciation	(666.6)	(609.0)
	740.9	681.4
Goodwill and other indefinite-lived intangible assets	3,276.1	1,174.1
Equity method investments	60.6	4.4
Other intangible assets, net	7,181.4	1,157.6
Non-current deferred income taxes	23.8	20.3
Other non-current assets	155.5	76.1
	$13,742.7	$5,350.8

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$325.3	$382.0
Short-term debt	—	5.0
Payroll and related taxes	103.5	82.1
Accrued customer programs	219.7	131.7
Accrued liabilities	152.5	95.6
Accrued income taxes	10.2	11.6
Current deferred income taxes	0.1	0.2
Current portion of long-term debt	141.7	41.2
Total current liabilities	953.0	749.4
Non-current liabilities
Long-term debt, less current portion	3,125.5	1,927.8
Non-current deferred income taxes	830.4	127.8
Other non-current liabilities	275.1	213.2
Total non-current liabilities	4,231.0	2,268.8
Shareholders' Equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	6,670.5	538.5
Accumulated other comprehensive income	130.3	77.0
Retained earnings	1,757.3	1,715.9
	8,558.1	2,331.4
Noncontrolling interest	0.6	1.2
Total shareholders' equity	8,558.7	2,332.6
	$13,742.7	$5,350.8

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	133.8	94.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	March 29, 2014	March 30, 2013
Cash Flows From (For) Operating Activities
Net income	$73.4	$323.5
Adjustments to derive cash flows
Loss on extinguishment of debt	165.8	—
Write-off of IPR&D	6.0	—
Non-cash restructuring charges	17.6	—
Loss on sales of investments	12.7	4.7
Depreciation and amortization	237.6	112.8
Share-based compensation	18.5	14.0
Income tax benefit from exercise of stock options	(1.0)	(0.3)
Excess tax benefit of stock transactions	(6.4)	(15.4)
Deferred income taxes	(27.1)	(3.1)
Subtotal	497.1	436.2
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(90.0)	(5.9)
Inventories	19.7	(81.3)
Accounts payable	(52.4)	(17.4)
Payroll and related taxes	(40.3)	(21.4)
Accrued customer programs	82.6	10.0
Accrued liabilities	8.8	10.1
Accrued income taxes	(21.3)	31.2
Other	(3.4)	18.6
Subtotal	(96.3)	(56.1)
Net cash from operating activities	400.8	380.1
Cash Flows (For) From Investing Activities
Acquisitions of businesses, net of cash acquired	(1,598.3)	(607.8)
Purchase of securities	(15.0)	—
Proceeds from sales of securities	81.4	8.6
Proceeds from sales of property and equipment	6.2	—
Additions to property and equipment	(120.0)	(63.5)
Net cash for investing activities	(1,645.7)	(662.7)
Cash Flows (For) From Financing Activities
Purchase of noncontrolling interest	(7.2)	—
Borrowings (repayments) of short-term debt, net	(5.0)	4.4
Premium on early retirement of debt	(133.5)	—
Net proceeds from debt issuances	3,293.6	40.8
Repayments of long-term debt	(2,000.0)	(40.0)
Deferred financing fees	(48.8)	(0.6)
Excess tax benefit of stock transactions	6.4	15.4
Issuance of common stock	8.9	8.7
Repurchase of common stock	(7.5)	(12.3)
Cash dividends	(32.0)	(24.5)
Net cash from (for) financing activities	1,074.9	(8.1)
Effect of exchange rate changes on cash	(0.5)	(11.0)
Net decrease in cash and cash equivalents	(170.5)	(301.7)
Cash and cash equivalents, beginning of period	779.9	602.5
Cash and cash equivalents, end of period	$609.4	$300.8

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$54.7	$31.2
Interest received	$2.1	$2.5
Income taxes paid	$83.3	$93.5
Income taxes refunded	$3.6	$1.3

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$1,004.2	$—		$1,004.2	$919.8	$—		$919.8	9%	9%
Cost of sales	689.2	101.2	(a)	588.0	588.4	20.5	(a,h)	567.9	17%	4%
Gross profit	315.0	101.2		416.2	331.4	20.5		351.9	-5%	18%

Operating expenses
Distribution	13.9	—		13.9	12.6	—		12.6	11%	10%
Research and development	44.7	—		44.7	28.5	—		28.5	57%	57%
Selling	52.5	5.5	(a)	47.0	49.1	5.3	(a)	43.8	7%	7%
Administration	81.1	11.1	(a,b,c,d)	70.0	62.6	3.8	(a,i)	58.8	30%	19%
Restructuring	19.5	19.5	(e)	—	—	—		—	NM	NM
Total operating expenses	211.7	36.1		175.6	152.8	9.1		143.7	39%	22%

Operating income	103.3	137.3		240.6	178.6	29.6		208.2	-42%	16%
Interest, net	26.2	—		26.2	16.1	—		16.1	63%	63%
Other expense, net	1.7	1.8	(f)	(0.1)	0.8	—		0.8	106%	-113%
Loss on sales of investments	12.7	12.7		—	1.6	1.6		—	NM	NM
Income before income taxes	62.7	151.8		214.5	160.1	31.2		191.3	-61%	12%
Income tax expense	14.6	23.8	(g)	38.3	48.2	9.1	(g)	57.3	-70%	-33%
Net income	$48.1	$128.0		$176.2	$111.9	$22.1		$134.0	-57%	31%

Diluted earnings per share	$0.36			$1.31	$1.18			$1.42	-70%	-8%

Diluted weighted average shares outstanding	134.3			134.3	94.5			94.5

Selected ratios as a percentage of net sales**
Gross profit	31.4%			41.4%	36.0%			38.3%
Operating expenses	21.1%			17.5%	16.6%			15.6%
Operating income	10.3%			24.0%	19.4%			22.6%

	Nine Months Ended
Consolidated	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$2,916.6	$—		$2,916.6	$2,572.6	$—		$2,572.6	13%	13%
Cost of sales	1,884.7	162.2	(a)	1,722.5	1,648.8	57.1	(a,p)	1,591.7	14%	8%
Gross profit	1,031.9	162.2		1,194.1	923.8	57.1		980.9	12%	22%

Operating expenses
Distribution	41.2	—		41.2	35.0	—		35.0	18%	18%
Research and development	114.5	—		114.5	84.2	—		84.2	36%	36%
Selling	150.0	16.6	(a)	133.5	129.6	15.6	(a)	114.0	16%	17%
Administration	314.2	113.9	(a,j,k,l,m)	200.3	176.0	8.3	(a,q,r)	167.7	79%	19%
Write-off of IPR&D	6.0	6.0	(n)	—	—	—		—	NM	NM
Restructuring	36.5	36.5	(e)	—	—	—		—	NM	NM
Total operating expenses	662.4	173.0		489.5	424.8	23.9		400.9	56%	22%

Operating income	369.5	335.2		704.6	499.0	81.0		580.0	-26%	21%
Interest, net	77.3	10.0	(o)	67.3	47.2	—		47.2	64%	43%
Other expense, net	6.8	5.4	(f,o)	1.5	0.8	—		0.8	704%	75%
Loss on sales of investments	12.7	12.7		—	4.7	4.7		—	172%	NM
Loss on extinguishment of debt	165.8	165.8		—	—	—		—	NM	NM
Income before income taxes	106.9	529.1		635.8	446.3	85.7		532.0	-76%	20%
Income tax expense	33.5	97.0	(g)	130.5	122.8	27.6	(g)	150.4	-73%	-13%
Net income	$73.4	$432.1		$505.3	$323.5	$58.1		$381.6	-77%	32%

Diluted earnings per share	$0.67			$4.62	$3.42			$4.04	-80%	14%

Diluted weighted average shares outstanding	109.4			109.4	94.4			94.4

Selected ratios as a percentage of net sales**
Gross profit	35.4%			40.9%	35.9%			38.1%
Operating expenses	22.7%			16.8%	16.5%			15.6%
Operating income	12.7%			24.2%	19.4%			22.5%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
NM - Calculations are not meaningful

(a) Acquisition-related amortization

(b) Elan transaction costs of $3.2 million

(c) Write-up of contingent consideration of $5.8 million

(d) Litigation settlement of $2.0 million

(e) Restructuring charges related to Elan, Minnesota, Georgia and Velcera

(f) Losses on Elan equity method investments

(g) Total tax effect for non-GAAP pre-tax adjustments

(h) Inventory step-up of $1.9 million

(i) Acquisition costs of $3.1 million

(j) Escrow settlement of $2.5 million

(k) Net write-up of contingent consideration of $0.8 million

(l) Elan transaction costs of $108.9 million

(m) Litigation settlement of $2.5 million

(n) Write-offs of IPR&D related to the Paddock and Rosemont acquisitions

(o) Elan transaction costs

(p) Inventory step-up of $9.6 million

(q) Severance costs of $1.5 million

(r) Acquisition costs of $5.0 million

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$537.3	$—		$537.3	$536.8	$—		$536.8	—%	—%
Cost of sales	368.3	3.5	(a)	364.8	360.1	3.4	(a)	356.7	2%	2%
Gross profit	169.0	3.5		172.5	176.6	3.4		180.1	-4%	-4%
Operating expenses	84.6	3.4	(a,b)	81.2	80.7	1.6	(a)	79.1	5%	3%
Operating income	$84.4	$6.9		$91.3	$95.9	$5.0		$101.0	-12%	-10%

Selected ratios as a percentage of net sales**
Gross profit	31.5%			32.1%	32.9%			33.5%
Operating expenses	15.8%			15.1%	15.0%			14.7%
Operating income	15.7%			17.0%	17.9%			18.8%

	Nine Months Ended
Consumer Healthcare	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$1,612.1	$—		$1,612.1	$1,526.5	$—		$1,526.5	6%	6%
Cost of sales	1,094.4	10.3	(a)	1,084.1	1,041.8	15.3	(a,i)	1,026.5	5%	6%
Gross profit	517.7	10.3		528.0	484.7	15.3		500.0	7%	6%
Operating expenses	253.9	6.7	(a,g,h)	247.2	223.4	4.5	(a)	218.9	14%	13%
Operating income	$263.8	$17.0		$280.8	$261.3	$19.8		$281.1	1%	—%

Selected ratios as a percentage of net sales**
Gross profit	32.1%			32.8%	31.8%			32.8%
Operating expenses	15.7%			15.3%	14.6%			14.3%
Operating income	16.4%			17.4%	17.1%			18.4%

	Three Months Ended
Nutritionals	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$137.8	$—		$137.8	$133.3	$—		$133.3	3%	3%
Cost of sales	102.6	3.1	(a)	99.5	102.4	3.1	(a)	99.3	—%	—%
Gross profit	35.2	3.1		38.3	31.0	3.1		34.0	14%	13%
Operating expenses	27.9	6.2	(a,c)	21.7	24.0	4.3	(a)	19.7	16%	10%
Operating income	$7.3	$9.3		$16.6	$7.0	$7.4		$14.3	5%	16%

Selected ratios as a percentage of net sales**
Gross profit	25.6%			27.8%	23.2%			25.5%
Operating expenses	20.3%			15.7%	18.0%			14.8%
Operating income	5.3%			12.1%	5.2%			10.7%

	Nine Months Ended
Nutritionals	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$406.6	$—		$406.6	$358.7	$—		$358.7	13%	13%
Cost of sales	301.8	9.2	(a)	292.6	271.7	9.1	(a)	262.6	11%	11%
Gross profit	104.8	9.2		114.0	87.0	9.1		96.1	21%	19%
Operating expenses	76.5	14.8	(a,c)	61.6	69.0	12.8	(a)	56.2	11%	10%
Operating income	$28.3	$24.0		$52.4	$18.0	$21.9		$39.9	57%	31%

Selected ratios as a percentage of net sales**
Gross profit	25.8%			28.0%	24.2%			26.8%
Operating expenses	18.8%			15.2%	19.2%			15.7%
Operating income	7.0%			12.9%	5.0%			11.1%

	Three Months Ended
Rx Pharmaceuticals	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$223.4	$—		$223.4	$189.4	$—		$189.4	18%	18%
Cost of sales	110.5	17.3	(a)	93.2	92.9	13.1	(a,e)	79.8	19%	17%
Gross profit	112.9	17.3		130.2	96.5	13.1		109.6	17%	19%
Operating expenses	35.9	6.0	(a,d)	29.9	23.1	0.1	(a)	23.0	56%	30%
Operating income	$77.0	$23.3		$100.3	$73.4	$13.2		$86.6	5%	16%

Selected ratios as a percentage of net sales**
Gross profit	50.5%			58.3%	51.0%			57.9%
Operating expenses	16.1%			13.4%	12.2%			12.2%
Operating income	34.5%			44.9%	38.8%			45.7%

	Nine Months Ended
Rx Pharmaceuticals	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$673.6	$—		$673.6	$514.9	$—		$514.9	31%	31%
Cost of sales	319.4	54.8	(a)	264.6	245.7	30.0	(a,e)	215.7	30%	23%
Gross profit	354.2	54.8		409.0	269.2	30.0		299.2	32%	37%
Operating expenses	93.7	11.3	(a,j,k,l,m)	82.4	63.2	1.6	(a,n)	61.6	48%	34%
Operating income	$260.5	$66.1		$326.6	$206.0	$31.6		$237.6	26%	37%

Selected ratios as a percentage of net sales**
Gross profit	52.6%			60.7%	52.3%			58.1%
Operating expenses	13.9%			12.2%	12.3%			12.0%
Operating income	38.7%			48.5%	40.0%			46.1%

	Three Months Ended
API	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$32.0	$—		$32.0	$41.1	$—		$41.1	-22%	-22%
Cost of sales	18.0	0.5	(a)	17.5	20.2	0.5	(a)	19.7	-11%	-11%
Gross profit	14.0	0.5		14.5	20.9	0.5		21.4	-33%	-32%
Operating expenses	7.2	—		7.2	9.2	—		9.2	-21%	-22%
Operating income	$6.8	$0.5		$7.3	$11.7	$0.5		$12.2	-43%	-40%

Selected ratios as a percentage of net sales**
Gross profit	43.6%			45.3%	50.9%			52.1%
Operating expenses	22.6%			22.6%	22.3%			22.3%
Operating income	21.0%			22.7%	28.5%			29.7%

	Nine Months Ended
API	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$105.2	$—		$105.2	$118.4	$—		$118.4	-11%	-11%
Cost of sales	44.9	1.6	(a)	43.3	53.2	1.4	(a)	51.8	-16%	-16%
Gross profit	60.3	1.6		61.9	65.2	1.4		66.6	-7%	-7%
Operating expenses	22.9	—		22.9	26.3	—		26.3	-13%	-13%
Operating income	$37.4	$1.6		$39.0	$38.9	$1.4		$40.3	-4%	-3%

Selected ratios as a percentage of net sales**
Gross profit	57.4%			58.9%	55.0%			56.3%
Operating expenses	21.8%			21.8%	22.2%			22.2%
Operating income	35.5%			37.0%	32.8%			34.0%

	Three Months Ended
Specialty Sciences	March 29, 2014
	GAAP*	Non-GAAP Adjustments*		As Adjusted*
Net sales	$53.4	$—		$53.4
Cost of sales	76.3	76.3	(a)	—
Gross profit	(22.9)	76.3		53.4
Operating expenses	31.6	16.9	(f)	14.7
Operating income (loss)	$(54.5)	$93.2		$38.7

Selected ratios as a percentage of net sales**
Gross profit	(42.9)%			100.0%
Operating expenses	59.1%			27.5%
Operating income (loss)	(102.1)%			72.5%

	Nine Months Ended(1)
Specialty Sciences	March 29, 2014
	GAAP*	Non-GAAP Adjustments*		As Adjusted*
Net sales	$60.8	$—		$60.8
Cost of sales	85.0	85.0	(a)	—
Gross profit	(24.2)	85.0		60.8
Operating expenses	49.3	31.4	(f)	17.9
Operating income (loss)	$(73.5)	$116.4		$42.9

Selected ratios as a percentage of net sales**
Gross profit	(39.8)%			100.0%
Operating expenses	81.0%			29.3%
Operating income (loss)	(120.8)%			70.7%

	Three Months Ended
Other	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$20.2	$—		$20.2	$19.2	$—		$19.2	5%	5%
Cost of sales	13.5	0.5	(a)	13.0	12.9	0.4	(a)	12.5	5%	4%
Gross profit	6.7	0.5		7.2	6.3	0.4		6.7	7%	7%
Operating expenses	5.9	—		5.9	4.7	—		4.7	26%	26%
Operating income	$0.8	$0.5		$1.3	$1.6	$0.4		$2.0	-49%	-35%

Selected ratios as a percentage of net sales**
Gross profit	33.3%			35.5%	32.9%			35.1%
Operating expenses	29.2%			29.1%	24.3%			24.3%
Operating income	4.2%			6.4%	8.6%			10.8%

	Nine Months Ended
Other	March 29, 2014				March 30, 2013				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$58.3	$—		$58.3	$54.1	$—		$54.1	8%	8%
Cost of sales	39.2	1.3	(a)	37.9	36.4	1.2	(a)	35.2	8%	8%
Gross profit	19.1	1.3		20.4	17.7	1.2		18.9	8%	8%
Operating expenses	16.5	—		16.5	15.0	—		15.0	10%	10%
Operating income	$2.6	$1.3		$3.9	$2.7	$1.2		$3.9	-4%	—%

Selected ratios as a percentage of net sales**
Gross profit	32.7%			35.0%	32.7%			35.0%
Operating expenses	28.2%			28.2%	27.7%			27.7%
Operating income	4.5%			6.8%	5.0%			7.3%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding

(1) Only includes activity from December 18, 2013 to March 29, 2014

(a) Acquisition-related amortization

(b) Restructuring charges of $1.6 million related to Georgia and Velcera

(c) Litigation settlement of $2.0 million

(d) Write-up of contingent consideration of $5.8 million

(e) Inventory step-up charge of $1.9 million

(f) Elan restructuring and integration-related charges

(g) Restructuring charges of $2.8 million related to Georgia and Velcera

(h) Escrow settlement of $2.5 million

(i) Inventory step-up charge of $7.7 million

(j) Write-offs of IPR&D related to the Paddock and Rosemont acquisitions

(k) Net write-up of contingent consideration of $0.8 million

(l) Litigation settlement of $2.5 million

(m) Restructuring charges of $1.7 million related to Minnesota

(n) Severance costs of $1.5 million

Table III
PERRIGO COMPANY PLC
FY 2014 GUIDANCE AND FY 2013 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2014 Guidance
FY14 reported diluted EPS range	$1.76 - $1.91
Charges associated with acquisition and other integration-related costs	2.06
Acquisition-related amortization (1)	1.88
Charges associated with restructuring	0.27
Losses on sales of investments	0.10
Losses on Elan equity method investments	0.04
Charges associated with write-offs of in-process R&D	0.03
Charges associated with litigation settlements	0.02
Earnings associated with escrow settlement	(0.01)
FY14 adjusted diluted EPS range	$6.15 - $6.30

Fiscal 2013
FY13 reported diluted EPS	$4.68
Acquisition-related amortization (1)	0.668
Charges associated with inventory step-ups	0.077
Charges associated with acquisition, severance and other integration-related costs	0.061
Charge associated with write-off of in-process R&D	0.059
Losses on sales of investments	0.047
Charge associated with restructuring	0.018
FY13 adjusted diluted EPS	$5.61

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions.

Logo - http://photos.prnewswire.com/prnh/20120301/DE62255LOGO

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com; Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com